UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2011

PGT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52059                                                      20-0634715
 (Commission File Number)             (IRS Employer Identification No.)

1070 Technology Drive, North Venice, Florida 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01.  Entry into a Material Definitive Agreement.

Credit Agreement

     On June 23, 2011, PGT, Inc. (the “Company”), a Delaware corporation, entered into a credit agreement (the “Credit Agreement”) with General Electric Capital Corporation, as administrative agent, collateral agent, swing line lender, L/C issuer and lender, GE Capital Markets, Inc. and SunTrust Robinson Humphrey, Inc. as joint lead arrangers and bookrunners, and SunTrust Bank, as syndication agent, L/C issuer and lender, and the other lender named therein. The Credit Agreement replaces the Company’s second amended and restated credit agreement, dated as of February 14, 2006, among the Company, PGT Industries, Inc. (“Borrower”), the other guarantor party thereto, the lenders party thereto, UBS Securities LLC, as arranger, bookmanager, co-documentation agent and syndication agent, UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent, UBS Loan Finance LLC, as swingline lender, and General Electric Capital Corporation, as co-documentation agent (as amended or otherwise modified prior to the date hereof, the “Old Credit Agreement”).

     The Credit Agreement provides for a $15.0 million revolving credit facility, a $48.0 million term loan facility and an uncommitted incremental facility in an amount of up to $25.0 million. The revolving credit facility commitment and the term loans under the Credit Agreement will mature five years from the date of the execution of the Credit Agreement.

     All borrowings under the Credit Agreement bear interest, at our option, at either: (a) a “base rate” equal to the highest of: (i) 0.50% per year above the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, (ii) the annual rate of interest in effect for that day as publicly announced as the “prime rate” and (iii) the one-month “eurodollar rate” (not to be less than 1.25%) or (b) a “eurodollar base rate” equal to the higher of (i) 1.25% and (ii) (adjusted for reserve requirements, deposit insurance assessment rates and other regulatory costs for eurodollar liabilities) the rate at which eurodollar deposits in dollars for the relevant interest period (which will be one, two, three or six months or, subject to availability, nine or twelve months, as selected by us) are offered in the interbank eurodollar market plus, in each case, a rate dependent on the ratio of our funded debt as compared to our adjusted consolidated EBITDA, ranging from 3.5% to 2.0% per year for borrowings bearing interest at the “base rate” and from 4.5% to 3.0% per year for borrowings bearing interest at the “eurodollar rate” (such rate added to the “eurodollar rate,” the “Eurodollar Margin”).

     We pay a usage-dependent commitment fee to the revolving lenders under the revolving credit facility at a rate equal to 0.50% based upon the average daily amount by which such revolving lender’s commitment exceeds its pro rata share of the sum of (i) the outstanding principal amounts of revolving loans and (ii) the outstanding amount of obligations for all letters of credit.  This fee is payable quarterly in arrears on the last day of each March, June, September and December.

     In addition, we pay a letter of credit fee at a rate per annum equal to the Eurodollar Margin for revolving loans based on the maximum undrawn face amount of any outstanding letters of credit.  This fee is payable quarterly in arrears on the last day of each March, June, September and December.  We also pay customary transaction charges in connection with any letters of credit.

     Commencing on October 1, 2011, the $48.0 million term loan facility will be subject to quarterly amortization of 0.625% through our fiscal quarter ending on June 30, 2012, 1.25% through our fiscal quarter ending on July 4, 2015, and 1.875% thereafter, on a scheduled basis set forth in the Credit Agreement, with the final payment of all amounts outstanding (including accrued interest) being due five years from the date of the execution of the Credit Agreement.

     The Credit Agreement imposes certain restrictions on us, including restrictions on our ability to:  incur or suffer to exist debt or provide guarantees; grant or suffer to exist liens; sell our assets; pay dividends or make other distributions in respect of capital stock; prepay certain indebtedness, make loans, advances, investments and acquisitions; change our line of business; engage in affiliate transactions; consummate mergers, consolidations or other fundamental transactions; and enter into agreements with negative pledge clauses.  Commencing with the fiscal quarter ending on October 1, 2011, the Credit Agreement also requires us to maintain certain minimum interest coverage ratios and maximum leverage ratios, which are tested at the end of each fiscal quarter, and further provides for customary affirmative covenants (including obligations to hedge a portion of our interest rate risk) and events of default.

     If an event of default under our Credit Agreement occurs and is continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued and unpaid interest and other amounts owed thereunder, may be declared immediately due and payable and any letters of credit outstanding may be required to be cash collateralized.

     The Company will guarantee all loans and other obligations of the Borrower under the Credit Agreement and related documents (which may include certain hedging and cash management arrangements) (the “Obligations”) and such guarantee and the Borrower’s Obligations are secured by a lien on substantially all of our assets and the assets of the Borrower, subject to certain limitations.

     Certain of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us and our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

     The foregoing summary is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 1.02 Termination of a Material Definitive Agreement.

     In connection with entering into the Credit Agreement, on June 23, 2011 we terminated the Old Credit Agreement. Proceeds from the term loan facility under the Credit Agreement were used to repay amounts outstanding under the Old Credit Agreement and pay certain fees and expenses associated with the back-stopping of letters of credit issued under the Old Credit Agreement with new letters of credit issued under the Credit Agreement.  Such previously issued letters of credit will remain outstanding after the effective date of the Credit Agreement.  Proceeds from the revolving credit facility will be used to finance the working capital needs of the Borrower and its subsidiaries and for general corporate purposes and for the issuance of letters of credit.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

     The Credit Agreement contains a covenant that, among other things, restricts the Company’s ability to pay dividends or distributions or redeem or repurchase capital stock. The information set forth above under Item 1.01 of this report is incorporated by reference into this Item 3.03.

Item 9.01.  Financial Statements and Exhibits.

 (d)           Exhibits.

See Exhibit Index.

Forward-Looking Statements

Statements in this report and the attachment and exhibits hereto, which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to PGT, Inc., on the date this release was submitted.  PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements involving risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy.  PGT, Inc. may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in PGT, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.  Consequently, all forward-looking statements in this report and the attachment and exhibits hereto are qualified by the factors, risks and uncertainties contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT, INC.

By: /s/   Mario Ferrucci III
       Name:  Mario Ferrucci III
       Title:  Vice President, General Counsel
       and Secretary

    Dated:  June 23, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement between PGT, Inc., PGT Industries, Inc., General Electric Capital Corporation, as administrative agent, collateral agent, swing line lender, L/C issuer and lender, GE Capital Markets, Inc. and SunTrust Robinson Humphrey, Inc. as joint lead arrangers and bookrunners, and SunTrust Bank, as syndication agent, L/C issuer, and lender, and the other lender named therein, dated as of June 23, 2011.